UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 SE 14th Avenue Fort Lauderdale, FL 33316 (Address of principal executive offices) (zip code) 954-678-0697
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Units

On November 14, 2018, FMC GlobalSat Holdings, Inc., a Delaware corporation (the “Company”) sold $625,000 of units of its securities (the “Units”), pursuant to separate purchase agreements (the “Purchase Agreements”) with accredited investors (the “Investors”), at a purchase price of $1.00 per Unit.  Each Unit consists of one share (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and a five year warrant (the “Warrants”) to purchase one half (1/2) of one share of Common Stock, at an exercise price of $2.50 per whole share (such sale and issuance, the “Private Placement”). The Company’s Chief Executive Officer, Emmanuel Cotrel, invested an aggregate of Two Hundred Thousand Dollars ($200,000) in the Private Placement.

Except for certain issuances, for a period beginning on the final closing date of the Private Placement and ending on the date that is 24 months thereafter (the “Final Closing Date”), in the event that the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than $1.00 (a “Lower Price Issuance”), the Company shall issue to the Investors such additional number of Units such that the Investor shall own an aggregate total number of Units as if they had purchased the Units at the price of the Lower Price Issuance. No adjustment to the Exercise Price of the Warrants is required in connection with a Lower Price Issuance.

The Warrants are exercisable, at any time on or after the closing date of the Private Placement, at a price of $2.50 per share, subject to adjustment, and expire five years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant (other than the Warrant issued to Mr. Cotrel) to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

At any time after the Liquidity Date (as such term is defined in the Purchase Agreements), the Company shall have the option, subject to certain conditions, to redeem the then outstanding Warrants at a price of $0.0001 per share, upon not less than thirty (30) days and not more than sixty (60) days prior written notice to the holder, provided (i) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants and (ii) the closing bid price of the Company’s Common Stock for each of the twenty (20) of the thirty (30) consecutive prior trading days is at least Five Dollars ($5.00).

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company did not pay any commissions to any broker-dealers in connection with the Private Placement.

In connection with his investment in the Private Placement, Mr. Cotrel agreed to terminate his employment agreement and all related payments, benefits and severance rights thereunder (the “Cotrel Letter Agreement”). Pursuant to the Cotrel Letter Agreement, Mr. Cotrel waived any deferred salary which may have accrued to date, and the Company and Mr. Cotrel agreed that he will continue serving as the Company’s Chief Executive Officer but will not draw a salary until such time as the Company achieves a mutually agreeable revenue milestone (and until such milestone is reached, no salary will be accrued or considered deferred). In consideration for the foregoing, the Company agreed to issue Mr. Cotrel an option award to purchase up to Six Hundred Thousand shares of Common Stock at an exercise price equal to the fair market value on the date of such grant, which shall vest in 36 equal monthly installment provided Mr. Cotrel remains an officer, director or employee of the Company (the “Cotrel Option Grant”).

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Additionally, in order to induce the Investors to participate in the Private Placement, Adam Ferguson, the Company’s Chief Technology Officer and a Director and Christopher MacDonald, the Company’s Chief Operating Officer and a Director, entered into letter agreements (the “Ferguson Letter Agreement” and the “MacDonald Letter Agreement,” respectively) pursuant to which each agreed to cancel 2,125,000 and 2,485,000 shares of Common Stock owned by each of them respectively, effective upon the initial closing of the Private Placement. Pursuant to their respective letter agreements, each of Mr. Ferguson and Mr. MacDonald agreed to terminate their respective employment agreements with the Company (including all payments, benefits and severance rights and the waiver of any deferred accrued salary), effective as of the initial closing of the Private Placement, in consideration for which the Company agreed to issue each officer an option award to purchase up to 600,000 shares of Common Stock at an exercise price equal to the fair market value on the date of such grant, which shall vest in 36 equal monthly installments provided the holder remains and officer, director or employee of the Company (the “Ferguson Option Grant” and the “MacDonald Option Grant”, respectively, and, collectively with the Cotrel Option Grant, the “Option Grants”). The issuance of the Option Grants are subject to the increase of the number of shares of Common Stock reserved for issuance under the Company’s existing stock plan.

Additionally, in order to further induce the Investors to participate in the Private Placement, certain shareholders have agreed to return an aggregate of 950,000 shares of Common Stock to the Company for cancellation effective upon the initial closing of the Private Placement, provided that such number of cancelable shares may be reduced to 450,000 shares of common stock in certain instances.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 3.02.

The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 5.02.

On November 15, 2018, Mr. MacDonald resigned from his position as the Company’s Chief Operations Officer and a member of the Company’s Board of Directors. Mr. MacDonald did not resign due to any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

On November 15, 2018, Mr. Ferguson resigned from his position as the Company’s Chief Technology Officer and member of the Company’s Board of Directors. Mr. Ferguson did not resign due to any disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant
17.1	Resignation Letter of Christopher MacDonald from his position as Chief Operating Officer
17.2	Resignation Letter of Christopher MacDonald from the Board of Directors
17.3	Resignation Letter of Adam Ferguson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC GLOBALSAT HOLDINGS, INC.

Dated: November 16, 2018	/s/ Emmanuel Cotrel
Emmanuel Cotrel
Chief Executive Officer

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